PROXY CARD
FNB UNITED CORP.
150 South Fayetteville Street
Asheboro, North Carolina 27203
Proxy for Annual Meeting of Shareholders — June 20, 2013
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Louis A. “Jerry” Schmitt proxy with full power of substitution to vote all shares of FNB United Corp. standing in the name of the undersigned at the above Annual Meeting of Shareholders to be held at Pinewood Country Club, 247 Pinewood Road, Asheboro, North Carolina, at 3:00 p.m. (local time) on June 20, 2013, and all adjournments thereof. The shares represented by this proxy will be voted as instructed by you. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE
VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
Ä        FOLD AND DETACH HERE        Ä

FNB UNITED CORP. — ANNUAL MEETING, JUNE 20, 2013
YOUR VOTE IS IMPORTANT!
Annual Meeting Materials are available on-line at:
[http://www.cfpproxy.com/7083]
You can vote in one of three ways:

1.	Call toll free [1-877-265-4775] on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or

2.	Via the Internet at [http://www.rtcoproxy.com/fnbn] and follow the instructions.
or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

z					{
	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FNB United Corp.			Annual Meeting of Shareholders JUNE 20, 2013

1. ELECTION OF DIRECTORS:
CLASS III DIRECTORS WITH TERMS EXPIRING IN 2016:
(01) John J. Bresnan, (02) Robert L. Reid, (03) Jerry R. Licari
(04) H. Ray McKenney, Jr.,
CLASS II DIRECTOR WITH TERM EXPIRING IN 2015:
(05) T. Gray McCaskill

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) in the space provided below.
		For All	With-hold For All	For All Except
2. APPROVAL OF AMENDMENT TO AMENDED AND RESTATED BYLAWS TO ELIMINATE CLASSIFIED BOARD STRUCTURE.
3. APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE NAME TO “COMMUNITYONE BANCORP”
4. APPROVAL OF AMENDMENTS TO THE 2012 INCENTIVE PLAN.
5. RATIFICATION OF APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS THE CORPORATION’S AUDITORS FOR 2013.
6. APPROVAL OF THE COMPENSATION OF FNB’S EXECUTIVE OFFICERS.

Mark here if you plan to attend the meeting:

Mark here for address change and note change below:
For Against Abstain For Against Abstain For Against Abstain For Against Abstain For Against Abstain

Please be sure to date and sign this proxy card in the box below.

The Board of Directors recommends a vote “For” all the Proposals and this proxy will be voted “For” all Proposals unless otherwise directed by the undersigned. The proxy will vote in his discretion on such other matters as may properly come before the meeting or at any adjournment thereof, in accordance with the judgment of the proxy voting on such matters.
When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.
PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON.

Date
—— Sign above —————————— Co-holder (if any) sign above ——

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW					y

Ã    FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL     Ã
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1.    By Telephone (using a Touch-Tone Phone); or
2.    By Internet; or
3.    By Mail.
A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and internet votes must be cast prior to 12 a.m., June 20, 2013. It is not necessary to return this proxy if you vote by telephone or internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 12 a.m., June 20, 2013: [1-877-265 4775]	Vote by Internet anytime prior to 12 a.m., June 20, 2013 go to [http://www.rtcoproxy.com/fnbn]
Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	[http://www.cfpproxy.com/7083]
Your vote is important!